Exhibit 10.1

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Second Amended and Restated Employment Agreement by and among Prosperity Bancshares, Inc., a Texas corporation (the “Company”), Prosperity Bank, a Texas banking association (the “Bank”), and H. E. Timanus, Jr. (the “Employee”) effective as of January 1, 2009 (the “Employment Agreement”) is hereby entered into and effective as of February 22, 2012. This Amendment does not supersede, alter or otherwise change the terms of any other employment agreements or understandings, written or oral, between the Company and/or the Bank and the Employee, including the Employment Agreement, except as explicitly set forth below.

WHEREAS, the Board of Directors of the Bank and the Board of Directors of the Company, upon recommendation of the Compensation Committee of the Board of Directors of the Company, desires to remove the age restriction related to extensions of the term of the Employment Agreement, specifically with respect to the extension of the Employment Agreement beyond the year in which the Employee turns sixty-seven (67) years of age; and

WHEREAS, Section 12 of the Employment Agreement provides that it may be amended by a written agreement signed by the parties thereto and authorized by resolution of the Boards of Directors of each of the Company and the Bank, or a committee thereof, and signed on behalf of the Company and the Bank by a duly authorized officer of the Company and the Bank other than Employee; and

WHEREAS, the Boards of Directors of the Company and the Bank believe it to be advisable and in the best interests of the Company and the Bank and of the Employee to remove the age restriction related to extensions of the term of the Employment Agreement, specifically with respect to the extension of the Employment Agreement beyond the year in which the Employee turns sixty-seven (67) years of age;

NOW THEREFORE, to assure the Company and the Bank of the Employee’s continued service, the availability of his full attention and dedication to the Company and the Bank currently and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Bank and the Employee hereby agree as follows:

Section 1. Amendment. Pursuant to Section 12 of the Employment Agreement, Section 3.2 of the Employment Agreement shall be amended, which shall read in its entirety as follows:

“3.2 Extensions. At the conclusion of each anniversary of the Effective Date of this Agreement or any extensions thereof, the Term of this Agreement shall automatically be extended for an additional year, unless this Agreement is terminated in accordance with Section 7 hereof.”

Section 2. Successors. This Amendment shall be binding upon the Employee and his heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and the Bank and its successors and assigns.

Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

Section 4. Modification. This Amendment may be modified only by a written instrument executed by the Employee, the Company and the Bank.

Section 5. Continued Validity. The Employment Agreement, as amended hereby, remains in full force and effect on and as of the date hereof.

Section 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

“EMPLOYEE”

ATTEST:	/s/ Peter Fisher	By:	/s/ H. E. Timanus, Jr.
H. E. Timanus, Jr.

PROSPERITY BANCSHARES, INC.

ATTEST:	/s/ James D. Rollins III	By:	/s/ David Zalman
David Zalman
Chairman of the Board and Chief Executive Officer

PROSPERITY BANK

ATTEST:	/s/ James D. Rollins III	By:	/s/ David Zalman
David Zalman
Senior Chairman of the Board and Chief Executive Officer